UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 30, 2024

La Rosa Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1420 Celebration Blvd., 2nd Floor
Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

(321) 250-1799

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2024, La Rosa Holdings Corp., a Nevada corporation (the “Company”), issued a Premium Finance Agreement – Promissory Note (“Note”) to AFCO Credit Corporation (“AFCO”) in the principal amount of $109,500. Interest accrues on the principal amount at 11.25% per annum. The Note shall be repaid in ten monthly installments beginning on November 4, 2024.

The preceding description of the Note purport to be a summary only and is qualified in its entirety by reference to the full text of such document, copy of which is filed as Exhibits 4.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information outlined in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated hereby reference.

The Company issued the Note pursuant to the exemption from the registration requirements of the Securities Act available to the Company under Section 4(a)(2) and/or Rule 506(b) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Financial Officer

Effective as of September 30, 2024, Kent Metzroth resigned from his position as Executive Vice President and Chief Financial Officer of the Company. As a result of Mr. Metzroth’s resignation as the Company’s Chief Financial Officer, he relinquished his role as the Company’s “Principal Financial and Accounting Officer” for Securities and Exchange Commission reporting purposes. In connection with his resignation, on September 30, 2024, the employment agreement between the Company and Mr. Metzroth, dated November 1, 2022, as amended, was terminated. Mr. Metzroth’s resignation did not result from any disagreement with the Company.

Appointment of Principal Financial Officer

Concurrently with Mr. Metzroth’s resignation, Joseph La Rosa, the Chief Executive Officer and the Chairman of the Board of Directors (the “Board”), was appointed to also temporarily serve as the interim Chief Financial Officer of the Company while the Company conducts its search for a successor, effective as of October 1, 2024.

Joseph La Rosa, age 46, is the Company’s Founder and has been serving as the Company’s President, Chief Executive Officer and the Chairman of the Board since August 2021 and of its five subsidiaries (La Rosa Realty, LLC, La Rosa Property Management LLC, La Rosa CRE LLC, La Rosa Coaching, LLC and La Rosa Franchising, LLC) since their inception. A former police officer in Orlando, Florida, Mr. La Rosa entered his family’s commercial and residential real estate development business in 2001 and became President of La Rosa Development Corp., a position he holds today. From 2008 to 2010, as President of the Casa Latino group of companies, he co-developed the first Latino real estate franchise throughout the United States, which in 2010 was ranked by the National Association of Realtors as one of the Fastest Growing Real Estate Franchises in the U.S. In 2004, Mr. La Rosa founded La Rosa Realty, LLC and is responsible for its past and current growth into a customer-oriented agent-centric model of real estate brokerage powered by AI based technology tools. In addition to being home to over 2,000 real estate professionals and being one of the top three brokerages in the State of Florida and in the top 20 brokerages in the National Association of Realtors, La Rosa Realty, LLC has continued its growth and expansion into supporting auxiliary services such as La Rosa Property Management LLC, La Rosa CRE LLC (commercial), La Rosa Coaching, LLC and La Rosa Franchising, LLC. From October 2023, Mr. La Rosa serves as a Chief Executive Officer of Nona Legacy Powered By La Rosa Realty, Inc., a majority owned subsidiary of the Company. From December 2023 to date, Mr. La Rosa serves as the Manager of La Rosa Realty CW Properties, LLC, La Rosa Realty North Florida LLC, La Rosa Realty Orlando, LLC, and La Rosa Realty Premier, LLC, majority owned subsidiaries of the Company. From February 2024 to date, Mr. La Rosa serves as the Manager of La Rosa Realty Winter Garden LLC and Horeb Kissimmee Realty LLC, majority owned subsidiaries of the Company. From March 2024 to date, Mr. La Rosa serves as the Chief Executive Officer and a member of the Board of Directors of La Rosa Realty California, a subsidiary of the Company. From April 2024 to date, Mr. La Rosa serves as the Manager of La Rosa Realty Lakeland LLC, a majority owned subsidiary of the Company. From May 2024 to date, Mr. La Rosa serves as the Manager of La Rosa Realty Success LLC, a majority owned subsidiary of the Company. From August 2024, Mr. La Rosa also serves as the Manager of two wholly-owned subsidiaries of the Company: BF Prime LLC and Nona Title Agency LLC. Mr. La Rosa graduated from Florida International University with a Bachelor of Science degree in criminal justice.

Mr. Joseph La Rosa is the spouse of Deana La Rosa, the Chief Operating Officer of the Company, and the brother of Michael La Rosa, a member of the Company’s Board. There are no other family relationships between Mr. La Rosa and any director, executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer.

Since January 1, 2022 through the current period, Mr. Joseph La Rosa has participated in following transactions where the amounts involved were less than $120,000 or 1% of the Company’s average of total assets at December 31, 2023 and 2022:

●	During the last two completed fiscal years, certain companies owned by Mr. Joseph La Rosa have from time-to-time loaned money to one or more of the Company’s subsidiaries, affiliates or franchisees with balances that, in the aggregate, were less than $120,000 or 1% of the Company’s average of total assets at December 31, 2023 and 2022.

●	The Company leases its corporate office from an entity controlled by Mr. Joseph La Rosa. The rent expense for the current year-to-date period ending September 30, 2024 was $116,520 and for the year ending December 31, 2023 was $134,505. During 2022, no rent expense was charged to the Company.

●	On May 4, 2023, the mother of Mr. Joseph La Rosa purchased 200 shares of the Company’s series A preferred stock for $200,000, which automatically converted into 57,142 shares of the Company’s common stock upon completion of the Company’s initial public offering.

●	On February 1, 2024, the Company entered into an employment agreement with Ms. Deana La Rosa, a spouse of Mr. Joseph La Rosa. Pursuant to the employment agreement, the Company pays to Ms. La Rosa an annual base salary of $250,000. Following the end of each calendar year beginning with the 2024 calendar year, Ms. La Rosa shall be eligible to receive an annual performance bonus targeted of up to 50% of her base salary, based on periodic assessments of her performance and upon approval of the Compensation Committee of the Board. The Company also issued to Ms. La Rosa a non-qualified stock option to purchase 300,000 shares of common stock for $1.7332 per share (the closing price of the Company’s common stock on January 31, 2024) pursuant to the Company’s equity incentive plan.

●	On August 21, 2024, the Company consummated its acquisition of 100% of the membership interests of Nona Title Agency LLC, a Florida limited liability company (“Nona Title”), and an affiliate of Mr. Joseph La Rosa. In that transaction, Mr. La Rosa sold 49% of the membership interests of Nona Title to the Company for a cash payment in the amount of $161,403.80 and issuance of 153,718 unregistered shares of the Company’s common stock.

●	La Rosa Realty, LLC has provided interest-free, due on demand advances to La Rosa Insurance LLC, a company controlled by Mr. Joseph La Rosa. In the fourth quarter of 2023, the Compensation Committee reviewed the advance, which had an outstanding balance of $45,413, and determined that the existing related party receivable would be charged as part of Joseph La Rosa’s annual bonus as specified in his employment agreement.

●	Prior to 2023, Mr. Joseph La Rosa provided interest free, due on demand, advances to the Company for general operations. The outstanding balance of these obligations was $75,591 as of December 31, 2022. Prior to 2023, a relative of Mr. Joseph La Rosa provided an interest free, due on demand, advance to the Company. The outstanding balance was $48,000 as of December 31, 2022. Prior to 2023, an entity owned by Joseph La Rosa provided an interest free, due on demand, advance to the Company. The outstanding balance was $40,654 as of December 31, 2022. The Company repaid all the advances totaling $149,245 on October 12, 2023.

●	From February 2022 through October 3, 2022, the Company issued to Mr. Joseph La Rosa six unsecured subordinated promissory notes in the aggregate principal amount of $765,000. The notes accrued interest at rates ranging from 1.4% per annum to 3.43% per annum, each with a three-year term with monthly payments toward principal and interest beginning after the Company’s initial public offering.

●	On July 15, 2021, the Company issued to a private investor, Mr. Carlos J. Bonilla, an attorney with the law firm of ELP Global PLLC that represents the Company, an unsecured subordinated promissory note (the “ELP Note”) in the principal amount of $40,000 that was used for general corporate purposes. Interest accrued on the principal amount at 18% per annum. On December 1, 2022, Mr. Joseph La Rosa entered into an agreement with Mr. Bonilla pursuant to which Mr. La Rosa sold to Mr. Bonilla 600,000 shares of his common stock in exchange for the assignment by Mr. Bonilla of the ELP Note plus accrued interest and the payment by Mr. Bonilla to Mr. La Rosa of cash in the amount of $449,500. As a result of the assignment of the ELP Note to Mr. La Rosa, the principal balance of $40,000 was reclassified to “Due to related party” on the consolidated balance sheets.

●	On December 2, 2022, the Company issued to Mr. Joseph La Rosa a Convertible OID Promissory Note in the original principal amount of $491,530 for which he paid $449,500. The note had an annual original issue discount of 8.55% with a default interest rate of 24.0% and a $5,000 per month per occurrence delinquency penalty. The holder had the right at any time to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into shares of the Company’s common stock at a price equal to the offering price of the initial public offering multiplied by 0.75 with certain distribution, fundamental transaction and anti-dilution protections and cash penalties for failure to deliver the shares in a timely manner. The Company also issued to Mr. La Rosa a warrant exercisable for 50,000 shares of the Company’s common stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of our Common Stock equal to the number of shares that would be issued upon full conversion of this note; and (iv) have an exercise price equal to the lower of: (A) $5.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company. The Company also granted to Mr. La Rosa (i) upon repayment of the loan, 60,000 shares of the Company’s common stock, (ii) the right to participate in any future financings, (iii) the right to rollover the principal and interest due to acquire Company securities in any future public or private offering, (iv) extensive and non-customary default provisions in the note, and (v) certain other affirmative and negative covenants.

●	In March 2023, the Company exchanged, in a private placement under Sections 3(a)(9) and 4(a)(2) of the Securities Act, the six unsecured subordinated promissory notes, the ELP Note, and the Convertible OID Promissory Note representing an aggregate amount of principal and accrued interest of $1,324,631, for 1,321 shares of the Company’s series A preferred stock. Upon the Company’s initial public offering, the shares were automatically converted into 377,428 shares of the Company’s common stock.

●	In 2022, the Company paid $229,528 cash dividends to Mr. Joseph La Rosa who was the sole stockholder of the Company on or prior to November 14, 2022.

There are no arrangements or understandings between Mr. Joseph La Rosa and any other person pursuant to which Mr. Joseph La Rosa was appointed as an interim Chief Financial Officer of the Company.

Departure of Board Member

On September 30, 2024, Jodi White informed the Board of her resignation as a member of the Company’s Board effective immediately. Ms. White also served as the Chairman of the Board’s Compensation Committee and a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee. Ms. White’s resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Board Member

On October 3, 2024, upon recommendation of the Nominating and Corporate Governance Committee of the Board (“Nominating Committee”), the Board appointed Mr. Siamack Alavi as a member of the Board, effective October 4, 2024. The Board also appointed Mr. Alavi to serve as the Chairperson of the Compensation Committee of the Board and as a member of Board’s Audit Committee and Nominating Committee, effective as of October 4, 2024.

The Board has determined that Mr. Alavi qualifies as an “independent director” as defined under Nasdaq Rule 5605(a)(2) and satisfies the independent requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Mr. Alavi will serve as a director until the Company’s next annual meeting of stockholders or until his successor is elected and qualified.

Mr. Siamack Alavi, age 60, is an executive and entrepreneur with 40 years of experience in initiating, developing, and leading businesses across a range of sectors including health and wellness, digital marketing, franchising, and sports nutrition. In 2012, Mr. Alavi founded Muscle Media, a global fitness and health media outlet, which he owns and operates to date. Since 2016, Mr. Alavi owns and operates Infinite Labs Digital, a digital marketing agency, focusing on B2B and B2C growth solutions. From 2018 to 2020, Mr. Alavi owned and operated Salt Scene Halotherapy Center where he worked on increasing profitability by expanding services through partnerships and building customer loyalty. Since 2020, Mr. Alavi owns and operates The IV Lounge, a clinic offering IV hydration and wellness programming. Since 2020, Mr. Alavi works as a business manager at YMD Facial Plastic Surgery, focusing on optimization of the business’s financial performance by streamlining operations, implementing cost-saving measures, and increasing client engagement via marketing. In 2023, Mr. Alavi founded Direct Preventive Care, a preventive healthcare clinic offering personalized wellness and preventive care solutions, which he owns and operates to date.

The Company believes that Mr. Alavi is qualified to serve as a director of the Board because of his corporate governance and strategic business development experience, entrepreneurial background in a range of sectors ad expertise in managing large-scale operations and achieving revenue growth.

In connection with his appointment, the Company entered into a director agreement with Mr. Alavi filed hereto as Exhibit 10.1. Mr. Alavi is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Alavi and any other persons pursuant to which she was selected as a director. Mr. Alavi will receive a non-refundable base fee of $12,000 per quarter. In addition, Mr. Alavi will receive a quarterly fee of $3,000 in consideration for him serving as the Chairperson of the Board’s Compensation Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Form of Promissory Note
10.1	Form of Director Agreement by and between Siamack Alavi and La Rosa Holdings Corp., dated October 4, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2024	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer